     As filed with the Securities and Exchange Commission on February , 2003
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                  PC-TEL, INC.


         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

           DELAWARE               8725 W. HIGGINS ROAD          77-0364943
                                 CHICAGO, ILLINOIS 60631

(STATE OR OTHER JURISDICTION OF   (ADDRESS OF PRINCIPAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      EXECUTIVE OFFICES)    IDENTIFICATION NUMBER)

                                ---------------

                             1997 STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                                ---------------

                                  MARTIN SINGER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  PC-TEL, INC.
                              8725 W. HIGGINS ROAD
                                CHICAGO, IL 60631
                                 (773) 243-3000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                                ---------------


                                                CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                               MAXIMUM        PROPOSED         PROPOSED
                         TITLE OF                              AMOUNT         MAXIMUM           MAXIMUM
                        SECURITIES                              TO BE         OFFERING         AGGREGATE         AMOUNT OF
                          TO BE                              REGISTERED      PRICE PER         OFFERING        REGISTRATION
                        REGISTERED                               (1)           SHARE             PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1997 Stock Option Plan.........       700,000    $      6.42(2)  $   4,494,000.00   $      413.45
------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)
   to be issued under the 1998 Employee Stock Purchase
   Plan..................................................       350,000    $      5.45(3)  $   1,907,500.00   $      175.49
------------------------------------------------------------------------------------------------------------------------------
Total....................................................     1,050,000                    $   6,401,500.00   $      588.94
==============================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) The exercise price of $6.42 per share is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of PC-Tel, Inc. Common Stock as reported by the Nasdaq National Market on February 12, 2003.
(3) The exercise price of $5.45 per share is estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to 85% of $6.42, the average of the high and low sales price of a share of PC-Tel, Inc. Common Stock as reported by the Nasdaq National Market on February 12, 2003.

         With respect to the Shares hereby registered under the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 14, 2000 (File No. 333-34910), Registration Statement on Form S-8 as filed with the Commission on May 30, 2001 (File No. 333-61926), and Registration Statement on Form S-8 as filed with the Commission on February 4, 2002 (File No. 333-82120), collectively referred to as the "Prior Form S-8s", are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

         The Company is registering 1,050,000 shares of its Common Stock under this Registration Statement, of which 700,000 shares are reserved for issuance under the Company's 1997 Stock Option Plan and 350,000 shares are reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. Under the Prior Form S-8s, the Company previously registered 7,369,952 shares of its Common Stock for issuance under the 1997 Stock Option Plan and 1,831,208 shares of its Common Stock for issuance under the 1998 Employee Stock Purchase Plan.

                                   * * * * * *

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.
------   --------

                    Exhibit No.    Description
                    -----------    -----------

                      5.1          Opinion of Wilson Sonsini Goodrich & Rosati,
                                   P.C.

                      10.3*        1997 Stock Option Plan, as amended through
                                   August 1999

                      10.5*        1998 Employee Stock Purchase Plan

                      23.1         With respect the consolidated
                                   financial statements of PC-Tel, Inc.
                                   incorporated into this registration
                                   statement by reference to our Annual
                                   Report on Form 10-K filed for the year
                                   ended December 31, 2001, the Company
                                   was unable to obtain the written
                                   consent of Arthur Andersen, LLP, as
                                   such is required by Section 7 of the
                                   Securities Act, and dispenses with
                                   this requirement pursuant to Rule
                                   437(a) of the Securities Act.

                      23.2 Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

                      24.1         Power of Attorney (See page (II-3))

         * Incorporated by reference to the Company's Registration Statement on Form S-1 filed October 15, 1999 (No. 333-84707).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of February, 2003.



                                    PC-TEL, INC.

                                    By:  /s/ MARTIN H. SINGER
                                         ---------------------------------------
                                         Martin H. Singer
                                         Chairman of the Board and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin H. Singer and John Schoen and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                         TITLE                                 DATE
               ---------                                         -----                                 ----

  /s/ MARTIN H. SINGER                        Chairman of the Board, Chief Executive Officer    February 13, 2003
------------------------------------          (Principal Executive Officer) and Director
         Martin H. Singer


  /s/ JOHN SCHOEN                             Chief Operating Officer and Chief Financial       February 13, 2003
------------------------------------          Officer (Principal Financial and Accounting
         John Schoen                          Officer)


  /s/ RICHARD C. ALBERDING                    Director                                          February 13, 2003
------------------------------------
         Richard C. Alberding



  /s/ RICHARD GITLIN                          Director                                          February 13, 2003
------------------------------------
         Richard Gitlin


  /s/ GIACOMO MARINI                          Director                                          February 13, 2003
------------------------------------
         Giacomo Marini


  /s/ BRIAN JACKMAN                           Director                                          February 13, 2003
------------------------------------
          Brian Jackman


  /s/ CARL A. THOMSEN                         Director                                          February 13, 2003
------------------------------------
         Carl A. Thomsen


  /s/ JOHN SHEEHAN                            Director                                          February 13, 2003
------------------------------------
         John Sheehan

